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Exhibit 1

                  Information with Respect to Open-Marketing Transactions of the Common Stock by Mellon HBV Alternative Strategies LLC during the past sixty days.


                    Amount of        Price Per     Type of
Date                Shares           Share         Transaction
------------------- ---------------- ------------- ----------------
10/2/2003           100,000          $1.59         Buy
10/3/2003            35,400          $1.70         Buy
10/6/2003           100,000          $2.08         Buy
10/6/2003             1,800          $2.20         Buy
10/6/2003             5,000          $2.30         Buy
10/7/2003            13,000          $2.30         Buy
10/7/2003           135,000          $2.20         Buy
10/8/2003             5,000          $2.20         Buy
10/8/2003           260,000          $2.17         Buy
10/8/2003            10,000          $2.10         Buy
10/10/2003          305,000          $2.01         Buy
10/15/2003           20,000          $2.00         Buy
10/21/2003            3,200          $2.075        Buy
10/23/2003           34,000          $2.125        Buy